                                                                     Exhibit 99




                                         CONTACT: Curtis Lightburn
                                                  Intermedia Investor Relations
                                                  Vice President,
                                                  Investor Relations
                                                  813-829-0011
                                                  cglightburn@intermedia.com
                                                  --------------------------


                                                  Alan Hill
                                                  Director, Public Relations
                                                  813-829-4409
                                                  jahill@intermedia.com
                                                  ---------------------



                      INTERMEDIA COMMUNICATIONS ANNOUNCES
                             SECOND QUARTER RESULTS

             NORMALIZED QUARTERLY REVENUE GROWS 20% TO $247 MILLION

TAMPA, FL - AUGUST 1, 2000 - Intermedia Communications Inc. (Nasdaq: ICIX) today announced revenue of $247.4 million for the quarter ending June 30, 2000.

"Intermedia grew revenue 20 percent on a normalized basis for the second quarter, despite the fact that revenue and margins were negatively impacted by adjustments to reciprocal compensation, as well as deteriorating provisioning performance from BellSouth," said David C. Ruberg, Intermedia's chairman, president and chief executive officer.

SUMMARY OF SECOND QUARTER 2000 RESULTS

Revenue for the second quarter was $247.4 million. Consolidated EBITDA for the second quarter was negative $70.9 million, including EBITDA losses of $18.9 million at Digex, as well as the reserves established for prior period reciprocal compensation revenues and a reduction of in-period reciprocal compensation revenue.

Intermedia also reduced its debt by approximately $575 million and recently announced that it has retained Bear Stearns to explore strategic alternatives for Digex.

"Intermedia has been making moves which are designed to strengthen our position financially and strategically," said Robert M. Manning, Intermedia's chief financial officer. "Our primary goal is creating shareholder value. By reducing debt, we believe we have strengthened the company considerably. We have sufficient funding to pursue the best growth opportunities in the industry. And, since it is clear to us that Wall Street is reluctant to value Intermedia's ownership of Digex, we are exploring alternatives with the primary intent of creating value. We are also seeking to narrow our focus on our core network services business and increase the power of our partnerships."

In the second quarter, Intermedia created a new revenue stream by entering into an agreement with Global One, a leading global data networking provider, to provide complementary network services in the United States.

"Revenue with our strategic partners was up 20 percent sequentially and 151 percent year over year," said Ruberg. "Adding a world class player like Global One to our already formidable array is proof of the capabilities of Intermedia and the quality and flexibility of our network."


REVENUE ANALYSIS
Data, Internet and Web Hosting

Data, Internet and Web Hosting services continued its strong growth. Revenue for the second quarter grew to $129.8 million, up 53 percent from $84.9 million in the year ago period.

Revenue grew in all categories, and was led by revenue growth at Digex, which grew 234 percent year-over-year to $42.2 million in the second quarter versus $12.6 million in the second quarter of 1999. Frame Relay, ATM and Internet revenue grew strongly year-over-year as a function of increasing demand for higher bandwidth connections, customer migration to fully managed networks and rapid increases from Intermedia's strategic partner channel.

Intermedia increased its Frame and ATM switches by 6 in the quarter to 199 and increased its Network to Network Data Interconnections (NNIs) by 76 to 1,035, by far the most of any provider in the country.

Local Access and Voice

Local Access and Voice revenues for the second quarter were $80.7 million.

In the second quarter, Intermedia increased access lines in service by 39,657, bringing the total in service at the end of the quarter to 605,770. All of the additions were on-switch. At the end of the second quarter, 91 percent of lines in service were on-switch, up from 89 percent at the end of the first quarter and up from 77 percent one year ago.

Intermedia increased its on-net building count to 4,461. Intermedia's Advanced Building Networks (ABN) unit increased its portfolio to 670 buildings and total square footage to approximately 200 million. Intermedia has deployed DSLAMs in 290 of these buildings in 17 markets and Internet penetration and revenue are growing rapidly.

Systems Integration

Systems Integration revenue for the quarter was $36.9 million, up from $31.4 million in the year ago period but down from $38.6 million in the first quarter.

EBITDA consists of earnings before interest and other income, deferred compensation, income taxes, depreciation, amortization and charges for in-process R & D and business restructuring, integration and other expenses. EBITDA does not represent funds available for management's discretionary use and is not intended to represent cash flow from operations. EBITDA should not be considered as an alternative to net income (loss) as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. In addition, EBITDA is not a term defined by generally accepted accounting principles, and, as a result, the measure of EBITDA presented herein may not be comparable to similarly titled measures used by other companies.

Statements contained in this news release regarding expected financial results and other planned events are forward-looking statements, subject to uncertainties and risks, including, but not limited to, the demand for Intermedia's services and the ability of the Company to successfully implement its strategies, each of which may be impacted, among other things, by economic, competitive or regulatory conditions. These and other applicable risks are summarized under the caption "Risk Factors" in the Company's Form 10-K Annual Report for its fiscal year ended December 31, 1999, and are updated periodically through the filing of reports and registration statements with the Securities and Exchange Commission.


ABOUT INTERMEDIA

Intermedia provides integrated solutions to business and government customers. These solutions include data, voice and advanced network access services in major U.S. markets. Intermedia's enhanced data portfolio, including frame relay networking, ATM and a full range of business Internet solutions and web hosting services, offers seamless end-to-end service virtually anywhere in the world.

Intermedia is a tier one Internet service provider (ISP) to businesses and is consistently rated at or near the top of all ISPs for network performance and customer service by industry publications such as Boardwatch magazine. Intermedia is headquartered in Tampa, Florida and can be found on the World Wide Web at www.intermedia.com.

INTERNET USERS: Intermedia news releases, investor contacts and other useful information are available on Intermedia's Web site at www.intermedia.com. To receive news releases by e-mail or to request that information be mailed to you, please visit the Investor Relations section of the Web site, and go to the "Request Information" link.


                                     # # #




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                         INTERMEDIA COMMUNICATIONS INC.
                              FINANCIAL HIGHLIGHTS
                                  (UNAUDITED)
                  (IN THOUSANDS, EXCEPT SHARE AND OTHER DATA)


                                                            Three Months Ended                Six Months Ended
                                                                June 30,                          June 30,
                                                      ------------     ------------     ------------    ------------
                                                          2000             1999             2000            1999
                                                      ------------     ------------     ------------    ------------
Revenues:
  Local Access and Voice                              $     80,720     $    101,575     $    189,264    $    203,832
  Data, Internet and Web Hosting                           129,801           84,904          244,328         163,335
  Integration services                                      36,902           31,410           75,525          55,444
                                                      ------------     ------------     ------------    ------------
      Total revenues                                       247,423          217,889          509,117         422,611

Expenses:
  Network operations                                        92,586           93,996          182,755         187,904
  Facilities administration and maintenance                 43,469           23,171           81,484          45,807
  Cost of goods sold                                        28,726           19,501           55,415          35,305
  Selling, general and administrative                      153,537           71,022          245,184         128,315
  Depreciation and amortization                            117,195           74,130          206,505         145,741
  Deferred compensation                                      1,047               80            4,711             101
  Business restructuring, integration and other
    charges                                                  6,731            3,439            9,362           8,838
                                                      ------------     ------------     ------------    ------------
      Total operating expenses                             443,291          285,339          785,416         552,011
                                                      ------------     ------------     ------------    ------------
Loss from operations                                      (195,868)         (67,450)        (276,299)       (129,400)

Other income (expense):
  Interest expense                                         (64,347)         (69,224)        (137,280)       (131,402)
  Gain on sale of Digex stock                                   --               --          864,321              --
  Interest and other income                                 17,007           13,749           30,826          20,307
                                                      ------------     ------------     ------------    ------------
Net income (loss) before minority interest,
  income taxes, and extraordinary item                    (243,208)        (122,925)         481,568        (240,495)
Provision for income taxes                                  (2,193)              --          (25,616)             --
                                                      ------------     ------------     ------------    ------------
Net income (loss) before minority interest and
  extraordinary item                                      (245,401)        (122,925)         455,952        (240,495)
Minority interest in net loss of subsidiary                 13,082               --           21,381              --
                                                      ------------     ------------     ------------    ------------
Net income (loss) before extraordinary item               (232,319)        (122,925)         477,333        (240,495)
Extraordinary gain on early retirement of debt,
  net of tax                                                19,861               --           19,861              --
                                                      ------------     ------------     ------------    ------------
Net income (loss)                                         (212,458)        (122,925)         497,194        (240,495)
Preferred stock dividends and accretions                   (31,747)         (22,965)         (57,694)        (45,448)
                                                      ------------     ------------     ------------    ------------
Net income (loss) attributable to common
  stockholders                                        $   (244,205)    $   (145,890)    $    439,500    $   (285,943)
                                                      ============     ============     ============    ============

Net income (loss) per common share:

Net (loss) attributable to common stockholders
  before restructuring, gain on sale of Digex
  stock, and extraordinary item                       $      (4.82)    $      (2.85)    $      (8.22)   $      (5.58)
Gain on sale of Digex stock                                     --               --            16.32
Charge for business restructuring, integration
  and other charges                                   $      (0.13)    $      (0.07)    $      (0.18)   $      (0.18)
                                                      ------------     ------------     ------------    ------------
Basic net income (loss) per common share
  before extraordinary item                           $      (4.94)    $      (2.92)    $       7.92    $      (5.76)
Extraordinary item                                    $       0.37                      $       0.37
                                                      ------------     ------------     ------------    ------------
Basic net income (loss) per common share              $      (4.57)    $      (2.92)    $       8.30    $      (5.76)

Diluted net income (loss) per common share
  before extraordinary item                                  (4.94)           (2.92)            5.63           (5.76)
Extraordinary item                                    $       0.37                      $       0.25
                                                      ------------     ------------     ------------    ------------
Diluted net income (loss) per common share                   (4.57)           (2.92)            5.88           (5.76)

Shares used in computing basic and diluted
  Net income (loss) per share:
  Basic                                                 53,403,956       50,009,473       52,974,683      49,682,966
  Diluted                                               53,403,956       50,009,473       79,346,428      49,682,966

EBITDA(1)                                              $   (70,895)     $    10,199      $   (55,721)   $     25,280

Operating Data:


                                                      June 30, 2000    March 31, 2000
                                                      -------------    --------------
Data, Internet and Web Hosting Assets(2)
  Web hosting servers                                      3,647             2,911
  Data switches in operation                                 199               193
  NNI connections                                          1,035               959

Access and Voice Assets(2)
  Buildings(3)                                             4,461             4,437
  Voice switches in operation                                 29                29
  Access line equivalents                                605,770           566,113

  Employees                                                5,673             5,433

(1) EBITDA before certain charges consists of earnings (net loss before minority interest) before interest expense, interest and other income, income taxes, depreciation, amortization, charges for in-process R&D and business restructuring and integration expenses, and deferred compensation. EBITDA before certain charges does not represent funds available for management's discretionary use and is not intended to represent cash flow from operations. EBITDA before certain charges should not be considered as an alternative to net income (loss) as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. In addition, EBITDA before certain charges is not a term defined by generally accepted accounting principles, and, as a result, the measure of EBITDA before certain charges presented herein may not be comparable to similarly titled measures used by other companies.
(2) Amounts reflected in the table are based upon information contained in the Company's operating records.
(3) Includes both on-net direct connections with Intermedia-owned fiber optic cable and on-net extended connections with leased circuits.